Exhibit 1.1

EXECUTION COPY

PRICING AGREEMENT

September 3, 2013

The Remarketing Agents listed on Schedule I

Ladies and Gentlemen:

Reference is made to the Remarketing Agreement, dated July 30, 2013 (the “Remarketing Agreement”), among MetLife, Inc., a Delaware Corporation, Deutsche Bank Trust Company Americas, not individually but solely as Stock Purchase Contract Agent, and Deutsche Bank Securities Inc. (together with the institutions appointed as Remarketing Agents pursuant to Section 8 thereof, the “Remarketing Agents”) in connection with the remarketing of the securities specified in the Final Term Sheet set forth as Annex A hereto (the “Remarketed Securities”). Unless otherwise defined herein, terms defined in the Remarketing Agreement are used herein as therein defined.

Each of the provisions of the Remarketing Agreement is incorporated herein by reference in its entirety and shall be deemed to be a part of this Pricing Agreement (this “Agreement”) to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made on and as of the Applicable Time, the date of this Agreement and the Remarketing Settlement Date. Each reference to the Remarketing Agents herein and in the provisions of the Remarketing Agreement incorporated herein by reference shall be deemed to refer to you.

The Final Prospectus relating to the Remarketed Securities is now proposed to be filed with the Commission, in accordance with Section 3(a) of the Remarketing Agreement.

Subject to the terms and conditions set forth herein and in the Remarketing Agreement incorporated herein by reference, (A) the Company and the Remarketing Agents agree that: (i) final terms of the Remarketed Securities shall be as specified in the Final Term Sheet set forth as Annex A hereto; (ii) pursuant to Section 1(c) of the Remarketing Agreement, the Remarketing Fee for the Series D Debt Securities shall be 45 basis points (0.45%) and (iii) the “Applicable Time” means 4:45 p.m. (Eastern Time) on September 3, 2013; and (B) the Remarketing Agents agree to remarket, severally and not jointly, the principal amount of Remarketed Securities set forth opposite their respective names as set forth on Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Remarketing Agreement incorporated herein by reference, shall constitute a binding agreement among each of the Remarketing Agents and the Company.

Very truly yours,

METLIFE, INC.

By:	/s/ Marlene B. Debel
Name: Marlene B. Debel
Title: Senior Vice President and Treasurer

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Mary Hardgrove
Name: Mary Hardgrove
Title: Managing Director

By:	/s/ Anguel Zaprianov
Name: Anguel Zaprianov
Title: Managing Director

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jack D. McSpadden, Jr.
Name: Jack D. McSpadden, Jr.
Title: Managing Director

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Sharon Harrison
Name: Sharon Harrison
Title: Director

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

HSBC SECURITIES (USA) INC.

By:	/s/ Elsa Y. Wang
Name: Elsa Y. Wang
Title: Vice President

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

ANZ SECURITIES, INC.

By:	/s/ Charles Lachman
Name: Charles Lachman
Title: President

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

BNP PARIBAS SECURITIES CORP.

By:	/s/ Jim Turner
Name: Jim Turner
Title: Managing Director
Head of Debt Capital Markets

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

BNY MELLON CAPITAL MARKETS, LLC

By:	/s/ Dan Klinger
Name: Dan Klinger
Title: Managing Director

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

MITSUBISHI UFJ SECURITIES (USA), INC.

By:	/s/ Spenser Huston
Name: Spenser Huston
Title: Managing Director

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

MIZUHO SECURITIES USA INC.

By:	/s/ James Shepard
Name: James Shepard
Title: Managing Director

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

RBS SECURITIES INC.

By:	/s/ Robert Fahrbach
Name: Robert Fahrbach
Title: Managing Director

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

SCOTIA CAPITAL (USA) INC.

By:	/s/ Paul McKeown
Name: Paul McKeown
Title: Managing Director

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Makoto Tagaya
Name: Makoto Tagaya
Title: President

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Chris Cicoletti
Name: Chris Cicoletti
Title: Managing Director

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

CASTLEOAK SECURITIES, L.P.

By:	/s/ Philip J. Ippolito
Name: Philip J. Ippolito
Title: Chief Financial Officer and
Director of Operations

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

GUZMAN & COMPANY

By:	/s/ William D. Robertson
Name: William D. Robertson
Title: Senior Vice President

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

Loop Capital Markets LLC

By:	/s/ Paul Bonaguro
Name: Paul Bonaguro
Title: Managing Director

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

MFR SECURITIES, INC.

By:	/s/ George M. Ramirez
Name: George M. Ramirez
Title: President and Chief Executive Officer

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

The Williams Capital Group, L.P.

By:	/s/ Jonathan Levin
Name: Jonathan Levin
Title: Principal

[Signature Page to the Pricing Agreement]

SCHEDULE I

TO PRICING AGREEMENT

Remarketing Agents	Principal Amount of Remarketed Securities
Deutsche Bank Securities Inc.	$319,962,000
Citigroup Global Markets Inc.	$134,985,000
Credit Suisse Securities (USA) LLC	$134,985,000
HSBC Securities (USA) Inc.	$134,985,000
Morgan Stanley & Co. LLC	$134,985,000
ANZ Securities, Inc.	$12,221,000
BNP Paribas Securities Corp.	$12,221,000
BNY Mellon Capital Markets, LLC	$12,221,000
Mitsubishi UFJ Securities (USA), Inc.	$12,221,000
Mizuho Securities USA Inc.	$12,221,000
RBS Securities Inc.	$12,221,000
Scotia Capital (USA) Inc.	$12,221,000
SMBC Nikko Securities America, Inc.	$12,221,000
U.S. Bancorp Investments, Inc.	$12,221,000
CastleOak Securities, L.P.	$5,999,000
Guzman & Company	$5,999,000
Loop Capital Markets LLC	$5,999,000
MFR Securities, Inc.	$5,999,000
The Williams Capital Group, L.P.	$5,999,000
Total	$999,886,000

ANNEX A

TO PRICING AGREEMENT

MetLife, Inc.

Final Term Sheet

$999,886,000 4.368% Series D Senior Debentures

Issuer:	MetLife, Inc. (“Issuer”)

Securities:	4.368% Series D Senior Debentures (“Series D Debentures”)

Aggregate Principal Amount:	$1,000,000,000

Remarketed Principal Amount:	$999,886,000

Maturity Date:	September 15, 2023[1]

Pricing Date:	September 3, 2013

Settlement Date:	September 10, 2013

Interest Rate and Interest Payment Dates:	4.368% per annum from, and including, September 15, 2013. Interest on the Series D Senior Debentures will be paid on March 15, June 15, September 15 and December 15 of each year, beginning on December 15, 2013.

First Interest Payment Date following the Remarketing:	December 15, 2013

Benchmark Treasury:	UST 2.5% due August 15, 2023

Spread to Benchmark Treasury:	T + 145 bps

[1]	The Series D Debentures will have an initial maturity of June 15, 2024, which, effective September 11, 2013, will be adjusted to September 15, 2023.

Benchmark Treasury Price and Yield:	(97-00) 2.848%

Yield to Maturity:	4.298844439%

Ranking:	Senior Unsecured

Redemption:	The Issuer will not have the right to redeem any Series D Debentures before September 11, 2015. On and after September 11, 2015, the Series D Debentures will be redeemable at the Issuer’s option, in whole or in part, at any time and from time to time at a price payable in cash equal to the “Debenture Redemption Price” calculated as described in the preliminary prospectus supplement dated September 3, 2013.

CUSIP / ISIN:	CUSIP: 59156R BB3

ISIN: US59156RBB33

Price to the Public:	100.5% of the remarketed principal amount

Remarketing Fee to Remarketing Agents:	0.45%

Remarketing Agents:	Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, HSBC Securities (USA) Inc., Morgan Stanley & Co. LLC, ANZ Securities, Inc., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., RBS Securities Inc., Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., U.S. Bancorp Investments, Inc., CastleOak Securities, L.P., Guzman & Company, Loop Capital Markets LLC, MFR Securities, Inc., The Williams Capital Group, L.P.

All terms used and not otherwise defined in this term sheet have the respective meanings assigned to such terms in the preliminary prospectus supplement dated September 3, 2013.

The Issuer has filed a registration statement, including a prospectus, and preliminary prospectus supplement, with the SEC for the remarketing to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this remarketing. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, or any Remarketing Agent participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank Securities Inc. toll free at (800) 503-4611, by calling Citigroup Global Markets Inc. toll free at (800) 831-9146, by calling Credit Suisse Securities (USA) LLC toll free at (800) 221-1037, by calling HSBC Securities (USA) Inc. toll free at (866) 811-8049 or by calling Morgan Stanley & Co. LLC toll free at (866) 718-1649.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.